Exhibit 99.1

EOG RESOURCES, INC.

News Release
For Further Information Contact:   Investors
                                   Maire A. Baldwin
                                   (713) 651-6EOG (651-6364)

                                   Media and Investors
                                   Elizabeth M. Ivers
                                   (713) 651-7132



EOG RESOURCES REPORTS STRONG THIRD QUARTER 2004 RESULTS
.. 12 Percent Production Growth
.. Increases 2004 Production Growth Target to 9.5 Percent

FOR IMMEDIATE RELEASE:  Tuesday, October 26, 2004

     HOUSTON - EOG Resources, Inc. (EOG) today reported third quarter 2004 net income available to common of $169.6 million, or $1.42 per share. This compares to third quarter 2003 net income available to common of $114.7 million, or $0.99 per share.

     The results for third quarter 2004 included a previously disclosed $22.7 million ($14.6 million after tax, or $0.12 per share) gain on the mark-to-market of financial commodity price transactions. During the quarter, the net cash outflow from the settlement of financial commodity price transactions was $32.3 million ($20.9 million after tax, or $0.18 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common for the quarter was $134.1 million, or $1.12 per share. Similarly, EOG's third quarter 2003 results included a $23.6 million ($15.2 million after tax, or $0.13 per share) gain on the mark-to-market of financial commodity price transactions and net cash outflow from the settlement of financial commodity price transactions and premium payments associated with certain natural gas financial collar contracts of $10.0 million ($6.5 million after tax, or $0.06 per share). Reflecting these items, third quarter 2003 adjusted non-GAAP net income available to common was $93.0 million, or $0.80 per share. (Please refer to the table below for the reconciliation of net income available to common to adjusted non-GAAP net income available to common.)

Operational Highlights

      Total company production increased 12 percent as compared to the third quarter last year. Production from the United States and Canada increased over 7 percent while production from Trinidad and the U.K. North Sea increased 38 percent. Based on third quarter operating results, EOG increased its 2004 total production growth target from the previous 9.0 percent to 9.5 percent.

     In the United States, the most significant increases came from the Rocky Mountain and South Texas areas. Natural gas production increased in the Rockies from successful drilling results in Wyoming's Moxa Arch and Utah's Uinta Basin. EOG also reported increased oil production from the horizontal Bakken oil play in Montana.

     EOG continues to report drilling success from the deep Wilcox Trend in South Texas. The Buck Hamilton #10 in Duval County, in which EOG has a 65 percent working interest, is currently producing 24 million cubic feet per day (MMcfd), gross, of natural gas. In the Lobo/Roleta Trend in Webb County, the Slator Ranch L-1 logged 100 feet of net pay and tested at 8 MMcfd. EOG has a 100 percent working interest in the well. In San Patricio County, EOG is currently completing the Bell Farms #2. The well encountered 290 feet of net pay and is expected to produce approximately 8 MMcfd of natural gas and 600 barrels of condensate per day, gross. EOG has a 77.5 percent working interest in the well.

     In northeastern Louisiana, the Davis Brothers 20-1 well, in which EOG has a 50 percent working interest, was drilled to 16,000 feet in Bienville Parish. The well encountered over 450 feet of pay and is currently producing natural gas at a stable rate of approximately 4 MMcfd, gross. EOG plans to add a second rig in the area to drill two additional wells in the play prior to year-end.

     "We are steadily increasing production from the key areas we highlighted at our recent analyst conference," said Mark G.
Papa, Chairman and Chief Executive Officer. "Based on results to date, EOG is well positioned to meet its three-year production growth target of 34 percent through 2006."

     Another significant operating area for EOG is the Barnett Shale Play in Central Texas where the company's land holdings have increased to approximately 345,000 net acres, all in the non-core area. During the third quarter, pipeline restrictions in Johnson County were alleviated, allowing EOG to produce natural gas at a current rate of 17 MMcfd, net. The targeted year-end exit rate from the Barnett Shale is 30 to 40 MMcfd, net. A recent well, the Fricks #3H, went to sales at an initial rate of 5.8 MMcfd of natural gas, gross. EOG has a 87.5 percent working interest in the well. Production results reflect continued improvement in well enhancements and completion technology. After recently increasing its drilling activities in the Barnett Shale Play from one to four rigs, EOG plans to drill approximately 90 wells in the play during 2005.

     "Our well results in the Barnett Shale continue to improve.
The production rate and expected reserves of the Fricks completion indicate it may be one of the better wells that the industry has drilled in Johnson County, which is the focus of our current drilling activity," said Papa.

     Outside of the United States and Canada, production increased from both Trinidad and the U.K. North Sea. In Trinidad, the Nitro 2000 Ammonia Plant was commissioned during the third quarter, reaching full plant capacity during August. EOG is supplying natural gas to the plant at an average rate of 50 MMcfd, net, from the U(a) Block. In the U.K. North Sea, the Valkyrie well came on-line in August and is producing 19 MMcfd of natural gas, net, representing EOG's first production from this recently added international venue. Production from a second well, the Arthur #1, is expected in early December.

Capital Structure

    At September 30, 2004, EOG's total debt outstanding was $1,063 million and cash on the balance sheet was $82 million. The company's debt-to-total capitalization ratio was 28 percent at September 30, 2004, down from 33 percent at December 31, 2003.

Conference Call Scheduled for October 27, 2004

     EOG's third quarter 2004 conference call will be available via live audio webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) Wednesday, October 27, 2004. To listen to this webcast, log on to www.eogresources.com. The webcast will be archived on EOG's website through November 10, 2004.

     EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with substantial proved reserves in the United States, Canada, offshore Trinidad and, to a lesser extent, the U.K. North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

  This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
  1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews and tubular steel; the availability of pipeline transportation capacity; the extent to which EOG can replicate on its other Barnett Shale acreage the results of its most recent Barnett Shale wells; the results of wells yet to be drilled that are necessary to test whether substantial
  Barnett Shale acreage positions in Erath, Somervell,
  Hood, Jack, Palo Pinto and Hill Counties, Texas, contain suitable drilling prospects; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

  The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Form 10-K for fiscal year ended December 31, 2003, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330. In addition, reconciliation schedules for Non-GAAP Financial Measures referred to in this presentation can be found on the EOG Resources website at www.eogresources.com.


                               EOG RESOURCES, INC.
                                FINANCIAL REPORT
             (Unaudited; in millions, except per share amounts)

                                                           Quarter              Nine Months
                                                     Ended September 30      Ended September 30
                                                      2004       2003         2004         2003

Net Operating Revenues                              $  594.2   $  458.7   $  1,577.6   $  1,348.1
Net Income Available to Common                      $  169.6   $  114.7   $    409.8   $    347.4
Net Income Per Share Available to Common
    Basic                                           $   1.44   $   1.00   $     3.52   $     3.03
    Diluted                                         $   1.42   $   0.99   $     3.45   $     2.99
Average Number of Shares Outstanding
    Basic                                              117.4      114.6        116.5        114.5
    Diluted                                            119.7      116.4        118.7        116.3

                             SUMMARY INCOME STATEMENTS
                             (Unaudited; in thousands)

                                                          Quarter              Nine Months
                                                    Ended September 30      Ended September 30
                                                      2004       2003        2004         2003
Net Operating Revenues
    Natural Gas                                     $448,131   $365,064   $1,296,052   $1,176,798
    Crude Oil, Condensate and Natural Gas Liquids    123,379     67,664      316,238      204,643
    Gains (Losses) on Mark-to-Market Commodity
     Derivative Contracts                             22,743     23,628      (36,275)     (37,346)
    Other, Net                                           (23)     2,368        1,556        4,052
      Total                                          594,230    458,724    1,577,571    1,348,147
Operating Expenses
    Lease and Well                                    69,027     54,431      198,976      156,390
    Exploration Costs                                 21,874     17,812       67,466       57,409
    Dry Hole Costs                                    21,114      8,876       50,205       18,932
    Impairments                                       17,930     26,117       51,289       63,548
    Depreciation, Depletion and Amortization         130,257    110,438      360,278      320,578
    General and Administrative                        29,576     26,379       80,861       71,734
    Taxes Other Than Income                           29,952     21,359       95,824       63,247
      Total                                          319,730    265,412      904,899      751,838
Operating Income                                     274,500    193,312      672,672      596,309

Other Income, Net                                      3,953      1,924        2,649        4,756

Income Before Interest Expense and Income Taxes      278,453    195,236      675,321      601,065

Interest Expense, Net                                 16,110     15,632       48,209       44,757

Income Before Income Taxes                           262,343    179,604      627,112      556,308

Income Tax Provision                                  90,033     62,185      209,012      193,542

Net Income Before Cumulative Effect of Change
 in Accounting Principle                             172,310    117,419      418,100      362,766

Cumulative Effect of Change in Accounting
 Principle, Net of Income Tax                              -          -            -       (7,131)

Net Income                                           172,310    117,419      418,100      355,635

Preferred Stock Dividends                              2,758      2,758        8,274        8,274

Net Income Available to Common                      $169,552   $114,661   $  409,826   $  347,361


                           EOG RESOURCES, INC.
                          OPERATING HIGHLIGHTS
                               (Unaudited)

                                                        Quarter           Nine Months
                                                  Ended September 30   Ended September 30
                                                    2004      2003      2004      2003
Wellhead Volumes and Prices
Natural Gas Volumes (MMcf/d)
  United States                                       623       644       620       641
  Canada                                              211       152       204       154
     United States & Canada                           834       796       824       795
  Trinidad                                            203       155       173       152
  United Kingdom                                        8         -         3         -
     Total                                          1,045       951     1,000       947

Average Natural Gas Prices ($/Mcf)
  United States                                   $  5.57   $  4.78   $  5.55   $  5.25
  Canada                                             4.99      4.47      5.00      4.80
     United States & Canada Composite                5.42      4.72      5.41      5.16
  Trinidad                                           1.50      1.34      1.46      1.33
  United Kingdom                                     5.30         -      5.30         -
     Composite                                       4.66      4.17      4.73      4.54

Crude Oil and Condensate Volumes (MBD)
  United States                                      21.0      18.0      20.7      17.9
  Canada                                              2.7       2.3       2.6       2.2
     United States & Canada                          23.7      20.3      23.3      20.1
  Trinidad                                            4.0       2.5       3.2       2.4
     Total                                           27.7      22.8      26.5      22.5

Average Crude Oil and Condensate Prices ($/Bbl)
  United States                                   $ 43.30   $ 29.43   $ 38.57   $ 30.22
  Canada                                            40.17     28.11     35.89     28.86
     United States & Canada Composite               42.94     29.28     38.26     30.07
  Trinidad                                          42.06     26.80     38.19     28.75
     Composite                                      42.81     29.01     38.26     29.93

Natural Gas Liquids Volumes (MBD)
  United States                                       4.4       2.9       4.7       3.0
  Canada                                              0.9       0.8       0.7       0.6
     Total                                            5.3       3.7       5.4       3.6

Average Natural Gas Liquids Prices ($/Bbl)
  United States                                   $ 30.07   $ 20.53   $ 26.09   $ 21.16
  Canada                                            23.58     18.23     21.65     18.80
     Composite                                      29.02     20.06     25.52     20.76

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                       775       770       772       766
  Canada                                              233       170       224       172
     United States & Canada                         1,008       940       996       938
  Trinidad                                            227       170       192       166
  United Kingdom                                        8         -         3         -
     Total                                          1,243     1,110     1,191     1,104

Total Bcfe Deliveries                               114.4     102.1     326.5     301.5


                             EOG RESOURCES, INC.
                           SUMMARY BALANCE SHEETS
                    (In thousands, except share data)


                                                     September 30,   December 31,
                                                         2004            2003

                                                     (Unaudited)
                                     ASSETS
Current Assets
  Cash and Cash Equivalents                          $    81,908     $     4,443
  Accounts Receivable, Net                               350,170         295,118
  Inventories                                             30,739          21,922
  Deferred Income Taxes                                   22,560          31,548
  Other                                                   72,302          42,983
       Total                                             557,679         396,014

Oil and Gas Properties (Successful Efforts Method)     9,069,633       8,189,062
  Less:  Accumulated Depreciation, Depletion and
Amortization                                          (4,311,597)     (3,940,145)
    Net Oil and Gas Properties                         4,758,036       4,248,917
Other Assets                                             108,882         104,084
Total Assets                                         $ 5,424,597     $ 4,749,015

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                   $   339,303     $   282,379
  Accrued Taxes Payable                                   59,168          33,276
  Dividends Payable                                        7,497           6,175
  Liabilities from Price Risk Management Activities        4,736          37,779
  Deferred Income Taxes                                   66,746          73,611
  Other                                                   46,978          43,299
       Total                                             524,428         476,519


Long-Term Debt                                         1,062,972       1,108,872
Other Liabilities                                        195,482         171,115
Deferred Income Taxes                                    915,803         769,128

Shareholders' Equity
  Preferred Stock, $.01 Par, 10,000,000 Shares
   Authorized:
    Series B, 100,000 Shares Issued, Cumulative,
     $100,000 Liquidation Preference                      98,767          98,589
    Series D, 500 Shares Issued, Cumulative,
     $50,000 Liquidation Preference                       49,962          49,827
  Common Stock, $.01 Par, 320,000,000 Shares
   Authorized and 124,730,000 Shares Issued              201,247         201,247
  Additional Paid In Capital                              15,586           1,625
  Unearned Compensation                                  (32,555)        (23,473)
  Accumulated Other Comprehensive Income                 100,194          73,934
  Retained Earnings                                    2,509,851       2,121,214
  Common Stock Held in Treasury, 6,363,820 shares
   at September 30, 2004 and 8,819,600 shares at
   December 31, 2003                                    (217,140)       (299,582)
       Total Shareholders' Equity                      2,725,912       2,223,381

Total Liabilities and Shareholders' Equity           $ 5,424,597     $ 4,749,015

                             EOG RESOURCES, INC.
                       SUMMARY STATEMENTS OF CASH FLOWS
                          (Unaudited; in thousands)

                                                                    Quarter                Nine Months
                                                              Ended September 30        Ended September 30
                                                               2004         2003         2004        2003
Cash Flows from Operating Activities

Reconciliation of Net Income to Net Cash Provided by
 Operating Activities:
  Net Income                                                $ 172,310   $ 117,419   $  418,100   $  355,635
  Items Not Requiring Cash
      Depreciation, Depletion and Amortization                130,257     110,438      360,278      320,578
      Impairments                                              17,930      26,117       51,289       63,548
      Deferred Income Taxes                                    74,000      43,456      158,216      123,431
      Cumulative Effect of Change in Accounting Principle           -           -            -        7,131
      Other, Net                                                  257       2,798       13,546        6,763
  Exploration Costs                                            21,874      17,812       67,466       57,409
  Dry Hole Costs                                               21,114       8,876       50,205       18,932
  Mark-to-market Commodity Derivative Contracts
      Total (Gains) Losses                                    (22,743)    (23,628)      36,275       37,346
      Realized Losses                                         (32,297)     (8,611)     (70,507)     (47,700)
      Collar Premium                                                -      (1,365)           -       (1,365)
  Tax Benefits From Stock Options Exercised                     6,938       2,223       20,730        7,025
  Other, Net                                                    1,065        (605)        (208)       2,894
  Changes in Components of Working Capital and Other
   Liabilities
      Accounts Receivable                                       5,106      28,515      (55,352)     (15,905)
      Inventories                                                (486)     (1,816)      (8,817)      (1,860)
      Accounts Payable                                         20,942      25,675       58,113       50,028
      Accrued Taxes Payable                                     5,069      15,960          619       32,769
      Other Liabilities                                         3,309       2,934        3,566        1,783
      Other, Net                                                2,935      10,175         (531)      18,074
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                    (34,676)    (15,133)     (17,940)     (22,064)
Net Cash Provided by Operating Activities                     392,904     361,240    1,085,048    1,014,452

Investing Cash Flows
  Additions to Oil and Gas Properties                        (356,925)   (239,779)    (891,465)    (564,825)
  Exploration Costs                                           (21,874)    (17,812)     (67,466)     (57,409)
  Dry Hole Costs                                              (21,114)     (8,876)     (50,205)     (18,932)
  Proceeds from Sales of Assets                                 3,009       2,611       12,771       12,361
  Changes in Components of Working Capital Associated
   with Investing Activities                                   33,354      15,344       17,366       22,223
  Other, Net                                                   (1,183)    (71,645)     (14,322)     (70,366)
Net Cash Used in Investing Activities                        (364,733)   (320,157)    (993,321)    (676,948)

Financing Cash Flows
  Net Commercial Paper and Line of Credit Borrowings
   (Repayments)                                                77,150           -      (20,900)    (134,310)
  Long-Term Debt Borrowings                                         -           -      150,000            -
  Long-Term Debt Repayments                                  (100,000)          -     (175,000)           -
  Dividends Paid                                               (9,729)     (8,398)     (27,828)     (22,878)
  Treasury Stock Purchased                                          -           -            -      (21,295)
  Proceeds from Stock Options Exercised                        17,289       2,987       60,479       17,717
  Other, Net                                                    1,188      (2,150)      (1,013)      (2,097)
Net Cash Used in Financing Activities                         (14,102)     (7,561)     (14,262)    (162,863)

Increase in Cash and Cash Equivalents                          14,069      33,522       77,465      174,641
Cash and Cash Equivalents at Beginning of Period               67,839     150,967        4,443        9,848
Cash and Cash Equivalents at End of Period                  $  81,908   $ 184,489   $   81,908   $  184,489



                           EOG RESOURCES, INC.
   QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE
   TO COMMON (Non-GAAP) TO NET INCOME AVAILABLE TO COMMON (GAAP)
         (Unaudited; in thousands, except per share amounts)


The following chart adjusts reported third quarter and nine months ended September 30 net income available to common to reflect actual cash realized from previously disclosed oil and gas hedges, to eliminate the mark-to-market gain or loss from these previously disclosed oil and gas hedges and to eliminate the after tax impact of the cumulative effect of change in accounting principle and the tax benefit related to the Alberta (Canada) corporate tax rate reduction. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and exclude the impact of one-time items. EOG management uses this information for comparative purposes within the industry.


                                                         Quarter            Nine Months
                                                    Ended September 30   Ended September 30
                                                     2004       2003       2004       2003

Reported Net Income Available to Common            $169,552   $114,661   $409,826   $347,361

Mark-to-Market (MTM) Commodity Derivative
 Contracts Impact
  Total (Gains) Losses                              (22,743)   (23,628)    36,275     37,346
  Realized Losses                                   (32,297)    (8,611)   (70,507)   (47,700)
  Collar Premium                                          -     (1,365)         -     (1,365)
     Subtotal                                       (55,040)   (33,604)   (34,232)   (11,719)

  After Tax MTM Impact                              (35,418)   (21,624)   (22,028)    (7,541)

Impact of One-Time Items
  Add: Cumulative Effect of Change in Accounting
   Principle, Net of Income Tax                           -          -          -      7,131
  Less: 2004 Tax Benefit related to the Canadian
   Tax Rate Reduction                                     -          -     (5,335)         -

Adjusted Non-GAAP Net Income Available to Common   $134,134   $ 93,037   $382,463   $346,951

Adjusted Non-GAAP Net Income Per Share Available
 to Common
  Basic                                            $   1.14   $   0.81   $   3.28   $   3.03
  Diluted                                          $   1.12   $   0.80   $   3.22   $   2.98

Average Number of Shares Outstanding
  Basic                                             117,411    114,616    116,485    114,489
  Diluted                                           119,677    116,370    118,710    116,284


                           EOG RESOURCES, INC.
          Quantitative Reconciliation of Discretionary Cash Flow
          Available to Common (Non-GAAP) to Net Cash Provided by
                     Operating Activities (GAAP)
                      (Unaudited; in thousands)

 The following chart reconciles third quarter and nine months ended September 30 net cash provided by operating activities to discretionary cash flow available to common.
EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust net cash provided by operating activities for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

                                                                Quarter                Nine Months
                                                          Ended September 30       Ended September 30
                                                            2004        2003         2004         2003

Net Cash Provided by Operating Activities                $ 392,904   $ 361,240   $1,085,048   $1,014,452

Adjustments
   Changes in Components of Working Capital
    and Other Liabilities
      Accounts Receivable                                   (5,106)    (28,515)      55,352       15,905
      Inventories                                              486       1,816        8,817        1,860
      Accounts Payable                                     (20,942)    (25,675)     (58,113)     (50,028)
      Accrued Taxes Payable                                 (5,069)    (15,960)        (619)     (32,769)
      Other Liabilities                                     (3,309)     (2,934)      (3,566)      (1,783)
      Other, Net                                            (2,935)    (10,175)         531      (18,074)
   Changes in Components of Working Capital Associated
    with Investing and Financing Activities                 34,676      15,133       17,940       22,064
   Preferred Dividends                                      (2,758)     (2,758)      (8,274)      (8,274)

Discretionary Cash Flow Available to Common              $ 387,947   $ 292,172   $1,097,116   $  943,353
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